UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 3, 2004

LA QUINTA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9110	95-3419438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of principal executive offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

LA QUINTA PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9109	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On September 3, 2004, La Quinta Corporation (“La Quinta”) and certain subsidiaries of The Marcus Corporation (“Marcus”) entered into the First Amendment to Asset Purchase Agreement which amended the Asset Purchase Agreement dated as of July 14, 2004 that was previously filed by La Quinta and La Quinta Properties, Inc. as Exhibit 10.1 to their Joint Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.  The First Amendment addressed, among other matters, certain closing mechanics (including the escrow of a portion of the purchase price pending completion of certain customary transfer requirements), as well as adding or amending certain post-closing covenants and agreements pertaining to the transition of Marcus’ limited service lodging division to La Quinta and certain of its subsidiaries.  A copy of the First Amendment is attached to this Joint Current Report on Form 8-K as Exhibit 10.2.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On September 3, 2004, La Quinta completed the previously announced acquisition of substantially all of the assets of Marcus’ limited service lodging division (the “Acquisition”) for a total purchase price of approximately $412 million in cash (including approximately $44 million held in escrow pending completion of certain customary transfer requirements).  The size of the Acquisition increased from the previously announced purchase price of approximately $395 million to reflect the purchase of three additional Baymont hotels that were previously joint venture partnerships excluded from the Acquisition and are now wholly-owned by La Quinta.  As part of the Acquisition, La Quinta acquired 89 Baymont Inns & Suites (including one management contract), seven Woodfield Suites and one Budgetel Inn.  In addition, La Quinta acquired all of the trade rights associated with the Baymont, Woodfield Suites and Budgetel brands, and the current Baymont franchise system of 88 hotels, which includes five additional franchises that were previously joint venture partnerships excluded from the Acquisition.  The 185 hotels are located across 32 states, with approximately half of the hotels in the Midwest region of the U.S.

La Quinta also announced that its controlled subsidiary, La Quinta Properties, Inc., has closed a $200 million private placement of 7% senior notes due 2012.  The net proceeds of the 7% senior notes, together with cash on hand, were used to fund the Acquisition and related transaction costs.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits:

Exhibit No.	Description

10.1

Asset Purchase Agreement dated as of July 14, 2004 by and between La Quinta Corporation and certain subsidiaries of The Marcus Corporation (incorporated by reference to Exhibit 10.1 to the Joint Quarterly Report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on August 4, 2004).

10.2	First Amendment dated as of September 3, 2004 to the Asset Purchase Agreement dated as of July 14, 2004 by and between La Quinta Corporation and certain subsidiaries of The Marcus Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2004	LA QUINTA CORPORATION

	By:	/s/	David L. Rea
David L. Rea
Executive Vice President and Chief Financial Officer

Dated: September 9, 2004	LA QUINTA PROPERTIES, INC.

	By:	/s/	David L. Rea
David L. Rea
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Asset Purchase Agreement dated as of July 14, 2004 by and between La Quinta Corporation and certain subsidiaries of The Marcus Corporation (incorporated by reference to Exhibit 10.1 to the Joint Quarterly Report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on August 4, 2004).

10.2	First Amendment dated as of September 3, 2004 to the Asset Purchase Agreement dated as of July 14, 2004 by and between La Quinta Corporation and certain subsidiaries of The Marcus Corporation.